                                                                  EXHIBIT 10.11


                  IRREVOCABLE PROXY AND STOCK RIGHTS AGREEMENT


         THIS IRREVOCABLE PROXY AND STOCK RIGHTS AGREEMENT (this "Agreement") is made as of the ____ day of September, 1996, by and among (i) PHILLIP G. NORTON (hereinafter sometimes referred to as "Proxy") and (ii) KEVIN M. NORTON (hereinafter sometimes referred to as "K. Norton"), PATRICK J. NORTON, JR. (hereinafter sometimes referred to as "P. Norton") and J.A.P. Investment Group, L.P., a Virginia limited partnership ("J.A.P.") [K. Norton, P. Norton and
J.A.P. being hereinafter sometimes together referred to as the "Norton Family Stockholders" and being hereinafter sometimes each individually referred to as a "Norton Family Stockholder"].

         WHEREAS, MLC Holdings, Inc., a Delaware Corporation ("the Corporation") has authorized common stock consisting of ten million (10,000,000) shares with a par value of $0.01 per share (which common stock is hereinafter sometimes referred to as the "Stock");

         WHEREAS, the Norton Family Stockholders are the legal and beneficial owners of certain of the issued and outstanding shares of Stock as follows:

                                                         Number of Shares
                 Stockholder                             of Common Stock
                 -----------                             ---------------
                 K. Norton                                    376,500
                 P. Norton                                    376,500
                 J.A.P.                                     2,040,000
                                                           ----------

                                           Total            2,793,000


         WHEREAS, the parties hereto believe it is in the best interests of the Corporation and of the Norton Family Stockholders to make provision for future dispositions of shares of Stock and certain other matters; and

         WHEREAS, the parties hereto desire to set forth in writing their understandings and agreements.

         NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE 1
                             RESTRICTIONS ON STOCK

         1.1. Agreement Binding Upon Transferees. In the event that at any time or from time to time, any shares of Stock are transferred to any party (other than the Corporation or any other Norton Family Stockholder) pursuant to and in compliance with all provisions hereof, including, but not limited to the first right to purchase under Article 3 hereof, the transferee shall take such shares of Stock free and clear of all provisions, conditions and covenants of this Agreement.

         1.2. Endorsement on Stock Certificates. Each certificate, if any, representing shares of Stock of the Corporation now or hereafter held by a Norton Family Stockholder shall bear any legend or legends required by applicable securities laws and, in addition thereto, shall bear a statement in substantially the following form:

                 The voluntary or involuntary encumbering, transfer or other disposition(including, without limitation, any disposition pursuant to the laws of bankruptcy, intestacy, descent and distribution or succession) of the shares of stock evidenced by the within Certificate is subjected under the terms of a Proxy and Stock Rights Agreement, dated September, 1996, by and among Phillip G. Norton, Kevin M. Norton, Patrick J. Norton, Jr. and J.A.P. Investment Group, L.P., a copy of which Agreement is on file at the principal office of the Corporation. Upon written request of a stockholder of the Corporation, the Corporation shall furnish, without charge to such stockholder, a copy of such Agreement.

                                   ARTICLE 2
                        APPOINTMENT OF IRREVOCABLE PROXY

         2.1. Each Norton Family Stockholder does hereby irrevocably constitute and appoint Phillip G. Norton attorney and proxy for such Norton Family Stockholder with power of substitution for and in the name of such Norton Family Stockholder to vote all shares of voting stock of the Corporation now owned or hereafter acquired (whether by purchase, dividend, stock split, reclassification or otherwise) by such Norton Family Stockholder in the Corporation at any meeting of the stockholders of the Corporation and to execute a consent, in lieu of voting said shares at a meeting, to any action that is required to be taken or may be taken at a stockholder meeting, and gives or grants unto said attorney and proxy the right to exercise all powers, rights and privileges which such Norton Family Stockholder would possess; and ratifies and approves all that said attorney and proxy shall lawfully do or cause to be done, hereby revoking any proxy or proxies heretofore given to any person or persons to vote said shares. It is understood and agreed that each appointment and proxy hereunder is irrevocable and coupled with an interest, and shall terminate only upon the earlier to occur of (i) the death or formally adjudicated mental incapacity of Phillip G. Norton or (ii) the sale or transfer of such Norton Family Stockholder's voting stock to a third party.

                                   ARTICLE 3
                         FIRST RIGHT TO PURCHASE STOCK

         3.1.    First Right to Purchase Shares of K. Norton and P. Norton.

                 (a) In the event that either K. Norton or P. Norton ("Seller") desires to sell or transfer the Seller's shares of Stock for any reason, the Seller shall deliver to Proxy a written notice of intent to sell and first offer to purchase (the "Notice"), and the Proxy shall have the right, exercisable within thirty (30) days after receipt of the Notice, to require the Seller to sell to Proxy all (but not less than all) of the shares of Stock owned by the Seller as hereinafter provided in this Article 3.

                 (b) If Proxy does not exercise his option to purchase the Stock of the Seller, as provided in paragraph (a) above, the Seller shall be entitled to sell his Stock without the restrictions proposed by this
Article 3.

                 (c) The first right to purchase granted in this Article 3 shall be assignable by Proxy in Proxy's sole discretion.

         3.2. Settlement. Settlement shall be held on the purchase of shares of Stock under Section 3.1 (a) at the principal office of the Corporation within ninety (90) days after the receipt by Proxy of the Notice. At settlement on a purchase of shares of Stock by Proxy, under this Article 3, the Seller shall resign as a director and/or officer of the Corporation (if and to the extent that the Seller shall be a director and/or officer of the Corporation as of the date of such settlement) and shall deliver to the Proxy the shares of Stock owned by the Seller and the Proxy shall execute and deliver to the Seller a negotiable promissory note in substantially the same form as the promissory note attached hereto as Exhibit A and made a part hereof representing the purchase price). The note shall provide for five equal annual installments of principal and interest which shall be computed in accordance with the applicable federal rate of interest under Section 1274 of the Internal Revenue Code of 1986, as amended.

         3.3. Purchase Price. The purchase price of the shares of Stock to be sold under this Article 3 shall be as follows:

                 (a) If the purchase and sale occurs on or before the three (3) year anniversary date of the Effective Date of this Agreement, the purchase price per share shall be 85% of the fair market value of the Stock as determined under paragraph (c) below; and

                 (b) If the purchase and sale occurs after the three (3) year anniversary date of the Effective Date of this Agreement, the purchase price per share shall be 95% of the fair market value of the Stock as determined under paragraph (c) below.

                 (c) For purposes of this Section 3.3, the fair market value of the Stock, on a purchase basis, shall mean the mean of the closing high bid and low asked prices per share in the over-the-counter market, or the closing price if the Company's Stock is listed as the NASDAQ National Market System for the last (10) trading days immediately preceding the date of settlement.

                                   ARTICLE 4
                     GENERAL PROVISIONS REGARDING PURCHASES

         4.1. Delivery of Stock and Documents. Upon the closing of any purchase of any shares of Stock pursuant to this Agreement, the Seller shall deliver to the purchaser the following: The certificate or certificates representing the shares of Stock being sold, duly endorsed for transfer and bearing such documentary stamps, if any, as are necessary, and such assignments, certificates of authority, tax releases, consents to transfer, instruments and evidences of title of the Seller and of his compliance with this Agreement as may be reasonably required by the purchaser (or by counsel for the purchaser).

         4.2. Remedy for Failure to Transfer Shares. In the event that a Seller shall become obligated to sell his shares of Stock pursuant to any provision hereof, and in the further event that such Seller is unable to, or for any reason does not, deliver the certificate or certificates evidencing such shares to the person who, or entity which, is (or desires) to purchase such shares, in accordance with the applicable provisions of this Agreement, the purchaser of such shares may deposit the purchase price for such shares (by good check, promissory note or both, as the case may be under the applicable provisions of this Agreement) with any bank doing business within fifty (50) miles of the Corporation's principal office, or with the Corporation's certified public accountants, as agent or trustee, or in escrow, for such Seller, to be held by such bank or accountant until withdrawn by such Seller. Upon such deposit by the purchaser of such shares and upon notice to the Seller who was required to sell, the shares of Stock of such Seller to be sold pursuant to the applicable provisions of this Agreement shall at such time be deemed to have been sold, assigned, transferred and convoyed to such purchaser, such Seller shall have no further rights thereto and the Corporation shall record such transfer in its stock transfer book.

                                   ARTICLE 5
                                 MISCELLANEOUS

         5.1. Notices. Any and all notices, requests or other communications hereunder provided for herein shall be given in writing and sent by hand delivery or by registered or certified mail, return receipt requested, with first-class postage prepaid; and such notices shall be addressed: (i) if to Proxy, to Phillip G. Norton, 1019 Basil Road McLean, Virginia 22101; and
(ii) if to a Norton Family Stockholder, to the address of such Norton
Family Stockholder as reflected in the stock records of the Corporation, unless notice of a change of address is furnished to all parties in the manner provided in this Section 5.1. Any notice which is required to be made within a stated period of time shall be considered timely if delivered or mailed before midnight of the last day of such period.

         5.2. Invalid or Unenforceable Provisions. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

         5.3. Benefit and Burden. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their legatees, distributees, estates, executors, administrators personal representatives, successors and assigns, and other legal representatives.

         5.4. Gender. The use of any gender herein shall be deemed to be or include the other genders and the use of the singular herein shall be deemed to be or include the plural (and vice versa), wherever appropriate.

         5.5. Changes: Waiver. No change or modification of this Agreement shall be valid unless the same is in writing and signed by all the parties hereto. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the person against whom sought to be enforced. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein shall not be construed as a waiver or relinquishment of the right to insist upon strict performance of the same or any other condition, promise, agreement or understanding at a future time.

         5.6. Entire Agreement. This Agreement sets forth all of the promises, agreements, conditions, understandings, warranties and representations among the parties hereto with respect to the shares of Stock owned by the Norton Family Stockholders and any other matters set forth herein, and there are no promises, agreements, conditions, understandings, warranties or representations, oral or written, express or implied, among them with respect to such shares or such other matters except as set forth herein. Any and all prior agreements among the parties hereto with respect to the shares of Stock owned by the Norton Family Stockholders are hereby revoked. This Agreement is, and is intended by the parties to be, an integration of any and all prior agreements or understandings, oral or written, by and among the parties with respect to the shares of Stock.

         5.7. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the of State of Delaware.

         5.8. Headings. The headings, subheadings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.

         5.9. Term of Agreement. This Agreement shall be effective as of the date first hereinabove set forth and shall terminate at such time as such Norton Family Stockholder shall sell or transfer all of his shares of Stock to the Proxy or to, with respect to a Selling Norton Family Stockholder, another Norton Family Stockholder or third party pursuant to any provision of this Agreement or otherwise. Notwithstanding the foregoing, certain Sections of this Agreement may terminate prior to the aforesaid termination if such Sections so provide.

         5.10. Specific Performance. Strict compliance shall be required with each and every provision of this Agreement and particularly with the procedures set forth in the provisions of Articles 1, 2 and 3 hereof. The parties hereto agree that the shares of Stock are unique, that failure to perform the obligations provided by this Agreement shall result in irreparable damage and that specific performance of these obligations may be obtained by suit in equity.

         IN WITNESS WHEREOF, Proxy and each Norton Family Stockholder have executed this Agreement, all as of the day and year first above written.

                                     PROXY:
                                     -----


                                     ------------------------------------------
                                     PHILLIP G. NORTON


                                     STOCKHOLDERS:
                                     ------------


                                     ------------------------------------------
                                     KEVIN M. NORTON


                                     ------------------------------------------
                                     PATRICK J. NORTON, JR.


                                     J.A.P. INVESTMENT GROUP, L.P.

                                     By: J.A.P., Inc., General Partner

                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

         The Corporation, by its duly authorized officer, hereby sets forth its signature to evidence its agreement, for and on behalf of itself and its successors and assigns, that:

                 A.       It hereby consents to this Agreement.

                 B. All certificates representing shares of Stock issued by the Corporation and held by either Stockholder shall bear an endorsement in substantially the form specified in Section 1.2 hereof.


                                          MLC HOLDINGS, INC.


                                          By:
                                                   ----------------------------
                                                   Bruce M. Bowen,
                                                   Executive Vice President



COMMONWEALTH OF VIRGINIA  )
                          ) To wit:
CITY/COUNTY OF            )
               ----------

         The foregoing instrument was duly acknowledged before me this ______ day of September, 1996 by Kevin M. Norton.



                                          -------------------------------------
                                          Notary Public
My Commission expires:
                        ----------



COMMONWEALTH OF VIRGINIA  )
                          ) To wit:
CITY/COUNTY OF            )
               ----------

         The foregoing instrument was duly acknowledged before me this ______ day of September, 1996 by Patrick J. Norton, Jr.



                                          -------------------------------------
                                          Notary Public
My Commission expires:
                        ----------

COMMONWEALTH OF VIRGINIA  )
                          ) To wit:
CITY/COUNTY OF            )
               ----------

         The foregoing instrument was duly acknowledged before me this ______ day of September, 1996 by ________, ___________ of J.A.P., Inc., as general partner of J.A.P. Investment Group, L.P.



                                          -------------------------------------
                                          Notary Public
My Commission expires:
                        ----------

                                   EXHIBIT A

                                PROMISSORY NOTE

$
 -------------------                                          ----------------,
                                                                       , 19
                                                       ----------------    ---

         FOR VALUE RECEIVED, the undersigned, Phillip G. Norton (hereinafter referred to as "Maker"), hereby promises to pay to [insert name of terminated stockholder] ("Payee"), at ______________________________________, ________, or
at such other place as the holder hereof may from time to time designate in writing, the principal sum of ___________ Dollars ($_________), in three (3) equal annual installments of ____________________ Dollars ($____), such installments due on ___________, 19___ and on _______ of each year thereafter, together with interest from and after the date hereof at the rate of ___ percent (___%) per annum computed on the unpaid principal balance and payable at the same time as an installment of principal hereunder is due.

         Maker shall have the right to prepay in part or in full, without penalty, this promissory note (together with accrued interest to the date of prepayment on the amount of principal thus prepaid) at any time or times in the inverse order of maturity.

         In the event of any failure to pay when due any installment of interest hereunder or any installment of the principal sum hereof, and the continuance of such failure to pay for a period of ten (10) days after written notice (by certified or registered mail or by hand delivery) of such failure, this promissory note shall be considered to be in default and the entire unpaid principal sum hereof, together with accrued interest, shall at the option of the holder hereof become immediately due and payable in full.

         Except as set forth herein, Maker waives presentment, demand and presentation for payment, notice of nonpayment and dishonor, protest and notice of protest and expressly agrees that this promissory note or any payment hereunder may be extended from time to time without in any way affecting the liability of Maker.

         In the event of default and the placement of this promissory note in the hands of an attorney for collection, Maker agrees to pay all collection costs and expenses, including attorneys' fees equal to fifteen percent (15%) of the amount then due hereunder.

         The validity and construction of this promissory note and all matters pertaining hereto are to be determined in accordance with the laws of the _________________ of __________________________.

         IN WITNESS WHEREOF, Maker, has executed this promissory note on this ___ day of ___________, 19___.



                                                   By:

                                                   ----------------------------
                                                   PHILLIP G. NORTON





                                       2